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                                                         EXHIBIT 10.5
                                    SUBLEASE

         SUBLEASE (this "Sublease") made as of December 20, 1996, between DREMAN VALUE ADVISORS, INC. ("Sublessor"), a New York corporation, having an office 280 Park Avenue, New York, New York 10022, and SAPIENT CORPORATION ("Sublessee"), a Delaware corporation, having an office at One Memorial Drive, Cambridge, Massachusetts 02142.

                           W I T N E S S E T H :

         WHEREAS, Sublessor is the current tenant under a lease, dated June 27, 1989, from S.P.N.W. Management Associates Limited Partnership (the "Landlord"), to Sublessor, (which lease, is referred to in this Sublease as the "Underlying Lease"), which Underlying Lease demises to Sublessor a portion of the 20th floor (the "Underlyinq Premises") in the building known as 10 Exchange Place, Jersey City, New Jersey (the "Building"), for a term ending on October 31, 1999;

         WHEREAS, Sublessee wishes to sublease from Sublessor the entire Underlying Premises (shown on the floor plan attached to this Sublease as Exhibit A and referred to as the "Demised Premises"); and

         WHEREAS, Sublessor is willing to sublease the Demised Premises to Sublessee on the terms and conditions set forth in this Sublease.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations hereinafter set forth, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

         1. Term. Sublessor hereby subleases the Demised Premises to Sublessee, and Sublessee hereby sublets the Demised Premises from Sublessor, for a term (the "Term"), commencing on the date upon which the consent of the Landlord to this Sublease is obtained (the "Sublease Commencement Date"), and ending on October 30, 1999 (the "Sublease Expiration Date").

         2. Demised Premises Sublet "As Is". Sublessee has inspected the Demised Premises and is fully familiar and satisfied with the condition thereof. Sublessee shall take the Demised Premises "as is" and acknowledges that Sublessor has made no representation or warranty concerning the condition of the Demised Premises.


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         3. Condition Precedent to Effectiveness of this Sublease. This Sublease shall not be effective unless and until the Landlord shall have delivered to Sublessor Landlord's written consent to this Sublease, in accordance with the provisions of the Underlying Lease, it being the intention of the parties hereto that this Sublease shall be expressly conditioned upon such consent of the Landlord first being obtained. If such consent is not received by Sublessor and possession of the Demised Premises is not delivered to Sublessee on or before January 23, 1997, this Sublease shall be deemed null and void, all monies delivered by Sublessee to Sublessor on signing this Sublease shall be returned to Sublessee and neither party shall have any further obligation to the other.

         4. Use of Demised Premises. Sublessee covenants that it shall use the Demised Premises for the purposes permitted under the Underlying Lease and for no other purpose.

         5. Fixed Rent: Escalation Rent. (a) Commencing thirty (30) days following the Sublease Commencement Date, if the Sublease Commencement Date shall occur on or before December 26, 1996, or forty-five (45) days following the Sublease Commencement Date if the Sublease Commencement Date shall occur after December 26, 1996, (the "Sublease Rent Commencement Date"), Sublessee shall pay Sublessor for the Demised Premises fixed rent in the amount of $250,780 per annum in equal monthly installments due on the first day of each calendar month during the Term (the "Sublease Fixed Rent") .

         Provided that Sublessee is not in default under this Sublease, the Sublease Fixed Rent payable for the period from the Sublease Commencement Date to the Sublease Rent Commencement Date shall be abated. Nothing in this paragraph shall affect the amounts payable by Sublessee pursuant to Article 6 of this Sublease.

         All installments of the Sublease Fixed Rent (and any additional rent payable by Sublessee to Sublessor hereunder) shall be paid by check, drawn on a member bank of the New York Clearinghouse Association, to the order of Sublessor and shall be delivered or mailed to Sublessor at its address first above set forth, or at such other address as Sublessor may from time to time in writing designate. If the date on which Sublessee's obligation to pay the Sublease Fixed Rent or additional rent shall commence on a date other than the first day of a calendar month or shall end on a date other than the last day of a calendar


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month or shall end on a date other than the last day of a calendar month, then the Sublease Fixed Rent and additional rent payable by Sublessee shall be apportioned based upon the portion of such calendar month included within the Term. On the date of this Sublease, Sublessee has paid Sublessor the first monthly installment of the Sublease Fixed Rent payable under this Sublease, the receipt of which is hereby acknowledged.

         (b) Sublessee shall pay its proportionate share of all Additional Rent payable by Sublessor pursuant to the Underlying Lease, except that the base "Operating Expenses" as defined in Section 3.5 of the Underlying Lease shall be the Operating Expenses (as defined in the Underlying Lease) for the calendar year l997. Sublessee is aware that real estate taxes are includes in the Operating Expenses. The parties acknowledge that, in keeping with the Underlying Lease; (i) commencing in December 1997, Sublessor shall provide Sublessee with "Sublessor's Estimate" which shall be the functional equivalent and calculated in the same manner as "Landlord's Estimate" as provided in Section 3.5(2)(iii) of the Underlying Lease; and (ii) Sublessee's first payment of Sublessee's Percentage of estimated Operating Expenses shall not be due until January 1998.

      6. Electricity.

         (a) Sublessee covenants to purchase electric current for the Demised Premises in accordance with the Underlying Lease and by whatever method electric current may be furnished to Sublessor thereunder. Promptly after its receipt of Sublessor's written demand therefor, Sublessee shall reimburse Sublessor, as additional rent hereunder, an amount equal to the amount paid by Sublessor for electric current supplied to the Underlying Premises, without administrative charges from Sublessor. Sublessee's obligation to reimburse Sublessor under this
Article 6 shall survive the expiration or earlier termination of this Sublease.

         (b) Sublessor shall not be liable in any way to Sublessee for any interruption or failure of or defect in the supply or character of electric energy furnished to the Demised Premises or for any loss, damage or expense Sublessee may sustain if either the quantity or character of electric service is changed or is no longer suitable for Sublessee's


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requirements, whether by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason.

         7. Sublease Subordinate to the Underlying Lease; Sublessee's Covenant Respecting the Underlying Lease. A true and complete copy of the Underlying Lease is annexed hereto as Exhibit B. and Sublessee acknowledges that it has read the Underlying Lease and is fully familiar with the terms and conditions thereof. This Sublease is subject and subordinate to the Underlying Lease (and to all matters to which the Underlying Lease is subject and subordinate), and Sublessee covenants that it shall so conduct itself and its operations in and about the Demised Premises as not to cause Sublessor to be in default under the Underlying Lease. Sublessor represents and warrants that: (a) the Underlying Lease is in full force and effect and has not been modified or amended, except for letter dated June 28, 1995; and (b) Sublessor has not received any notice of default from the Landlord and is not aware of any claim by the Landlord that Sublessor is in default under the Underlying Lease.

         8. Incorporation by Reference, with Certain Exceptions, of the Terms and Conditions of the Underlying Lease. The terms, covenants, provisions and conditions of the Underlying Lease are hereby incorporated in this Sublease, and to the extent applicable to the Demised Premises and not inconsistent with any express provisions of this Sublease, shall be binding upon, and inure to the benefit of, both parties in this Sublease, those applying to the Landlord in the Underlying Lease, applying, in this Sublease, to Sublessor, and those applying to Sublessor, as tenant under the Underlying Lease, applying, in this Sublease, to Sublessee, with the following exceptions, modifications and supplements:

                  (a) For the purposes of this Sublease, Articles V, XXIII, XXVI and XXVII, Sections 1.2, 2.1, 2.2, 2.3, 2.4, 3.1(a), 9.1, 24.3, 24.6, the last sentence of Section 19.1 and Exhibits A, A-1, B and F of the Underlying Lease shall not be deemed incorporated in or made a part hereof.

                  (b) The benefit of all repairs, restorations, materials and services to be provided to the Demised Premises by the Landlord under the Underlying Lease shall accrue to Sublessee; but, notwithstanding anything to the contrary in


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this Sublease or in the Underlying Lease, Sublessor shall under no circumstances be obligated to make any repairs or restorations or to supply any materials or services to the Demised Premises; and Sublessor shall under no circumstances be liable to Sublessee for the failure of the Landlord or others so to do. Upon Sublessee's written request, Sublessor shall present to the Landlord, in the name of Sublessor, any demand requested by Sublessee for any such repairs, restorations, materials or services required to be furnished to the Demised Premises by the Landlord. Sublessee shall have the right to exercise, in Sublessor's name, but at Sublessee's sole cost and expense, all of the rights available to Sublessor to enforce performance of the obligations of the Landlord to make any such repairs and restorations and to supply any such materials and services to the Demised Premises. At the option of Sublessee, Sublessee shall also have the right to require Sublessor, at Sublessor's cost and expense, to commence an action to enforce the Landlord's obligations under the Underlying Lease. No failure by the Landlord to make any such repairs or restorations or to supply any such materials and services to the Demised Premises, and no cessation, interruption or suspension of any service provided by the Landlord, shall entitle Sublessee to any diminution or abatement of fixed or additional rent or other compensation under this Sublease, nor shall this Sublease be affected by reason of any such failure, cessation, interruption or suspension. Sublessor covenants to comply with its obligations under the Underlying Lease in order to avoid a default thereunder.

                  (c) The concept of "Landlord's Work" set forth in the Underlying Lease (and all references in the Underlying Lease to Landlord's Work) shall have no application to this Sublease, it being agreed that neither Sublessor nor the Landlord shall have any obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Sublessee's occupancy.

                  (d) The Base Rent amounts set forth in the Underlying Lease shall have no application to this Sublease, it being agreed that Sublessee shall pay fixed rent under this Sublease equal to the Sublease Fixed Rent in accordance with Article 5 of this Sublease.


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                  (e) Notwithstanding any provisions contained in the Underlying
Lease to the contrary, Sublessee shall not, without the prior written consents of both the Landlord and Sublessor in each instance, by operation of law or otherwise, assign, mortgage or encumber this Sublease, nor the estate and/or
Term hereby granted, nor sublet or permit the Demised Premises or any part thereof to be used by others. Sublessor's consent to any such sublease or assignment shall not be unreasonably withheld or delayed. The consent of Sublessor shall not be required with respect to an assignment or sublease to any entity which controls, is controlled by or under common control with Sublessee; provided, however, that Sublessee shall promptly notify Sublessor of any such sublease or assignment and provide Sublessor with a copy of an agreement pursuant to which such entity agrees to be bound by the provisions of this Sublease and, provided further, that Sublessor's consent shall be required if at any time during the term of this Sublease such affiliation with Sublessee ceases to exist. The consent of Sublessor shall not be required to a transfer of this Sublease to an entity resulting from the merger of Sublessee with another entity; provided, however, that the new entity shall have a net worth equal to or greater than the net worth of Sublessee on the date of this Sublease and such entity provides Sublessor with an agreement pursuant to which such entity agrees to be bound by the provisions of this Sublease.

                  (f) In the event of the termination or cancellation of the Underlying Lease for any reason whatsoever, or of the surrender of the Underlying Lease, whether voluntary, involuntary or by operation of law, prior to the Sublease Expiration Date, Sublessee, at the option of the Landlord, which may be exercised at any time during Sublessee's occupancy of the Demised Premises, shall make full and complete attornment to the Landlord for the balance of the Term of this Sublease, on the same terms as are contained in this Sublease. Such attornment shall be evidenced by an agreement in form and substance satisfactory to the Landlord, which Sublessee shall execute and deliver within ten (10) days after the request of the Landlord, its successors or assigns. Sublessee waives the provisions of any law now or hereafter in effect that may give Sublessee any right of election to terminate this Sublease or to surrender possession of the Demised Premises in the event any proceeding is brought by the Landlord under the Underlying Lease to terminate the Underlying Lease.


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                  (g) Any covenants, representations and other undertakings of the Landlord under the Underlying Lease shall not be deemed to be made by, or otherwise constitute obligations of, Sublessor under this Sublease.

         9. Indemnity. In addition to the obligation to indemnify set forth in the Underlying Lease, Sublessee shall indemnify and hold harmless Sublessor and the Landlord from and against any and all liabilities, losses, damages, suits, penalties, claims, demands and judgments of every kind and nature, including, without limitation, attorneys' fees and disbursements and attorneys' fees and disbursements incurred in establishing liability and in collecting amounts payable hereunder (collectively "Liabilities"), arising from the use or occupancy of the Demised Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Sublessee, its assignees or subtenants, or its or their respective employees, agents, contractors, visitors or licensees, in or about the Demised Premises or any other part of the Building (including, without limitation, any Liabilities which Sublessor or the Landlord may incur by reason of any injuries to persons occurring in, on or about the Demised Premises), unless such Liabilities result from or in connection with any default by Sublessor under the terms hereof or of the Underlying Lease or the negligence or intentional acts of Sublessor or the Landlord (as the case may be).

         10. Notices. All notices to Sublessee shall be sent to Sublessee's address first above set forth, and to the Demised Premises, with a copy to Mackenzie & Albritton, One Post Street, Suite 500, San Francisco, CA 94104
Attention: Paul B. Albritton, Esq. or to such other place(s) or to the attention of such other individual(s) as Sublessee may hereafter by written notice to Sublessor designate. All notices to Sublessor shall be sent to Sublessor at the address first above set forth, with a copy to Kemper Financial Services, Inc., 120 South LaSalle Street, Chicago, Illinois 60603 Attention: Robert F. Wetherald, First Vice President, Facilities Management or to such other place(s) or to the attention of such other individual(s) as Sublessor may hereafter by written notice to Sublessee designate. Notices from either party to the other shall be in writing and, notwithstanding anything contained in Article 24 of the Underlying Lease to the contrary, (i) shall be deemed to have


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been properly given, rendered or made if delivered personally to an officer of the addressee, with receipt acknowledged, or mailed, postage prepaid, by registered or certified mail, return receipt requested, and (ii) if delivered personally shall be deemed given on the day delivered and if sent by registered or certified mail shall be deemed given on the second business day after mailing.

         11. Repairs, Alterations, Improvements and Other Work. Except as set forth in Section 9.3 of the Underlying Lease regarding Non-Structural Improvements, Sublessee shall at no time make any alterations or improvements to the Demised Premises or install any signs in the lobby or in any of the common areas of the Building (i) without the prior written consents of both the Landlord and Sublessor, and (ii) unless Sublessee complies with the requirements of the Underlying Lease. If Sublessee elects to make improvements or alterations, Sublessor covenants not to unreasonably withhold or delay its consent to the same, provided that Sublessee has obtained from the Landlord any consent which, under the terms of the Underlying Lease or this Sublease, is required of the Landlord as a condition precedent to the making of such alterations or improvements. If any such improvements are consented to as aforesaid, the same shall be performed by Sublessee at its sole cost and expense in accordance with the terms and provisions of the Underlying Lease.

        Sublessee improvements which are to be removed upon the expiration of the Term shall be identified at the time of approval by Landlord and Sublessor. If the Landlord shall require Sublessor to remove, after the expiration of the term of the Underlying Lease, any walls, entrances or other leasehold improvements made to the Demised Premises by or on behalf of Sublessee, Sublessor shall so notify Sublessee and Sublessee, prior to the expiration of the Term of this Sublease, shall remove the same and restore the Demised Premises and the Building to their condition existing immediately prior to the installation of such walls, entrances or other leasehold improvements, reasonable wear and tear and damage due to fire or other casualty to the Building excepted.

       The foregoing notwithstanding, Sublessee shall not be responsible for removal of any Tenant Trade Fixtures, Non-Structural Improvements, improvements or alterations installed by or on behalf of Sublessor, nor for the repair of any damage


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to the Demised Premises solely caused by Sublessor prior to delivery of possession of the Demised Premises to Sublessee and all liability for removal of such items under Articles IX and XX of the Underlying Lease shall remain with Sublessor.

         12. Sublessee's Rights. Sublessee shall not have any rights in respect of the Demised Premises which are greater than the rights of Sublessor under the Underlying Lease.

         13. Time Periods. The time limits provided in the Underlying Lease for the giving of notices, the making of demands, the performance of any act, condition or covenant, or the exercise of any right, remedy or option are changed for the purposes of this Sublease by shortening the same by six (6) days in each instance, unless such time limit is ten (10) days or less, in which event it shall be shortened by two (2) days (but in no event less than twenty-four (24) hours), so that notices may be given, demands made, any act, condition or covenant performed, or any right, remedy or option hereunder exercised within the time limit relating thereto contained in the Underlying Lease.

         14. Broker. Sublessee represents that the only brokers with which it has dealt in connection with this Sublease are Julien J. Studley, Inc. and Fallon Hines & O'Connor, Inc. (collectively, the "Brokers"). Sublessor shall pay the Brokers pursuant to a separate written agreement. Sublessee shall indemnify and hold harmless Sublessor from and against all loss, cost, damage and expense (including, but not limited to, reasonable legal fees and disbursements and any legal fees and disbursements incurred either in establishing liability or collecting monies pursuant to this indemnity provision) incurred by Sublessor by reason of a breach of the foregoing representation. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

         Sublessor represents that the only brokers with which it has dealt in connection with this Sublease are Julien J. Studley, Inc. and Fallon Hines & O'Connor, Inc. (collectively, the "Brokers"). Sublessor shall pay the Brokers pursuant to a separate written agreement. Sublessor shall indemnify and hold harmless Sublessee from and against all loss, cost, damage and expense (including, but not limited to, reasonable legal fees and disbursements and any legal fees and disbursements incurred either in establishing liability or collecting monies pursuant


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to this indemnity provision) incurred by Sublessee by reason of a breach of the foregoing representation. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

         15. Successors and Assigns. Subject to the restrictions on assignment and subletting in this Sublease and in the Underlying Lease, this Sublease and the covenants and agreements herein contained and incorporated herein by reference shall bind and inure to the benefit of the respective successors and assigns of the parties.

         16. Entire Agreement; Amendments: Waiver. This Sublease and Exhibits A and B hereto set forth the entire agreement of the parties, and shall not be modified or amended except by a writing signed by the party against whom enforcement is sought. Neither the waiver of any breach by either party of any provisions of this Sublease, nor any indulgence by either party in respect of any payment due it hereunder shall be construed as a waiver of any subsequent breach or imply any future indulgence.

         17. Costs and Expenses. Sublessee shall reimburse Sublessor, on demand, for all costs and expenses (including attorneys' fees and disbursements and court costs) incurred by Sublessor in connection with enforcing Sublessee's obligations under this Sublease, whether incurred in connection with an action or proceeding commenced by Sublessor, by Sublessee, by a third party or otherwise. All such amounts shall be deemed to be additional rent, and shall be collectible whether incurred before or after the expiration or termination of this Sublease.

         Sublessor shall reimburse Sublessee, on demand, for all costs and expenses (including attorneys' fees and disbursements and court costs) incurred by Sublessee in connection with enforcing Sublessor's obligations under this Sublease, whether incurred in connection with an action or proceeding commenced by Sublessee, by Sublessor, by a third party or otherwise. All such amounts shall be collectible whether incurred before or after the expiration or termination of this Sublease.

         18. Governing Law. The laws of the State of New Jersey applicable to contracts made and to be performed wholly within the State of New Jersey shall govern and control the validity, interpretation, performance and enforcement of this Sublease.


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         19. Termination of Underlying Lease. If the Underlying Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease or the Underlying Lease, the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of the termination.

         20. Corporate Sublessee. Each person executing this Sublease on behalf of Sublessee hereby covenants, represents and warrants that Sublessee is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New Jersey (a copy of evidence thereof to be supplied to Sublessor upon request); and that each person executing this Sublease on behalf of Sublessee is an officer of Sublessee and that he or she is duly authorized to execute, acknowledge and deliver this Sublease to Sublessor (a copy of a resolution to that effect to be supplied to Sublessor upon request).

         21. Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision hereof.


       IN WITNESS WHEREOF, the parties have duly executed this Sublease the day and year first above written.

                                    SUBLESSOR

                                    DREMAN VALUE ADVISORS,INC.


                                    By: /s/James R. Neel
                                       -----------------
                                          Name:James R. Neel
                                               -------------
                                          Title:President & CEO
                                              -----------------

                                    SUBLESSEE

                               SAPIENT CORPORATION


                                    By: /s/Gerard D. Kiley
                                       -------------------
                                          Name:Gerard D. Kiley
                                               ---------------

                                          Title:Director of Operations
                                                ----------------------


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